Exhibit 99.1

FIRST LITCHFIELD FINANCIAL CORPORATION
13 North Street, Litchfield, Connecticut  06759

FOR IMMEDIATE RELEASE

Contact:
   Joseph J. Greco, President and CEO
   First Litchfield Financial Corporation
   860-567-6438

Litchfield, Conn., February 19, 2010 -- First Litchfield Financial Corporation (the “Company”), the holding company for The First National Bank of Litchfield, announced today that the Company’s stockholders voted to approve the Agreement and Plan of Merger providing for the acquisition of the Company by Union Savings Bank at the Company’s special meeting of stockholders held on February 19, 2010.  The number of shares of the Company’s common stock voting to approve the merger agreement represented approximately 91% of the shares voted and 80% of the total number of outstanding shares.  The proposed merger is expected to close early in the second quarter of 2010, following the satisfaction or waiver of all of the conditions set forth in the merger agreement, including the receipt of all required regulatory approvals.

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Forward-looking Statements

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  First Litchfield Financial Corporation intends for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of complying with these safe harbor provisions.  These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations.  These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure to obtain governmental approvals of the merger, or imposition of adverse regulatory conditions in connection with such approvals; (3) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; and (4) costs or difficulties related to the integration of the businesses following the merger.

For further information on these risk factors and uncertainties, please see First Litchfield Financial Corporation’s filings with the Securities and Exchange Commission, including First Litchfield Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.  First Litchfield Financial Corporation undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

END